Allezoe Medical Holdings, Inc. and Subsidiaries

Proforma Financial Statements

August 31, 2010

Unaudited

Allezoe Medical Holdings, Inc. and Subsidiaries
Balance Sheet
Unaudited

	August 31, 2010	August 31, 2009
	Assets
Current Assets
Cash	$ 17,647	$ -
Prepaid expenses	6,181	6,181
Advances	-	3,500
Total Current Assets	23,828	9,681
Fixed Assets
Electronic Equipment	73,288	73,288
Furniture and Equipment	5,612	5,612
Accumulated Depreciation	(73,233)	(66,796)
Total Other Assets	5,667	12,103
Other Assets
Patents	320,551	271,730
Total Other Assets	320,551	271,730

Total Assets	350,046	293,514
Liabilities & Stock holders' Equity

Current Liabilities
Accounts Payable	289,316	251,024
Bank overdraft	-	476
Notes Payable	1,503,490	1,012,784
Accrued Liabilities	1,608,639	734,895
Total Current Liabilities	3,401,445	1,999,179

Other Liabilities
Long-term Notes Payable	-	354,244
Total Other Liabilities	-	354,244

Stockholder's Equity (Deficit)
Common Stock 1,000,000 and 18,561,000 par value $.001 shares issued at, shares authorized
at December 31, 2009 and September 30, 2010	18,718	18,561
Additional paid in capital	21,981,583	19,880,631
Deficit accumulated during the development stage	(25,051,699)	(21,959,101)
Total Equity	(3,051,399)	(2,059,909)

Total Liabilities and Stockholders' Equity	$ 350,046	$ 293,514

Allezoe Medical Holdings, Inc. and Subsidiaries
Statement of Operations
Unaudited

			For the Period from August 16, 1999 (Inception) to
	August 31, 2010	August 31, 2009	August 31, 2010

Revenues	$ -	$ -	$ -

General & Administrative
Advisor Fees	145,522	62,421	340,764
Non-Cash Equity Compensation	-	1	2,146,252
Internet Expense	5,478	10,326	42,965
Marketing	-	-	762
Regulatory Expenses	250	-	10,338
Directors Fees	1,160,236	419,200	2,329,667
Bad Debt Expense	-	-	11,996
Amortization Expense	-	-	14,819
Automobile Expense	-	30	1,718
Bank Service Charges	473	543	3,079
Business Meals	-	-	575
Compensation	-	-	351,513
Computer and Networks	-	-	14,195
Conference Registration	65	-	59,188
Contract Labor	67,310	50,129	214,800
Contributions	-	-	9,700
Depreciation Expense	6,436	7,107	58,414
Dues and Subscriptions	599	-	47,232
Equipment Rental	-	-	548
Expense Reimbursement	-	-	10,530
Fees and Filings	-	-	2,066
Insurance	24,924	30,720	185,923
Library Loan Charges	-	-	45
Licenses and Permits	-	-	767
Loss on Equipment	-	-	1,459
Management Contract	-	-	160,350
Miscellaneous	-	-	1,648
Moving Expenses	-	-	5,413
Office Expense	-	-	5,172
Office Supplies	3,315	3,392	105,943
Organizational Costs	-	-	287,344
Payroll Expenses	1,286,435	692,117	9,437,121
Postage and Delivery	3,149	606	34,591
Printing and Reproduction	1,599	625	33,084
Professional Development	-	-	75
Professional Fees	145,128	164,523	2,958,763
Publications	-	-	177
Rent	74,616	57,431	315,670
Repair	-	-	9,758
Research & Development	(193)	(149,074)	4,214,200
Safe Deposit Box Rental	-	-	135
Storage Fees	-	-	3,325
Sublease - Office Space	-	-	26,198
Suspense	-	-	520
Taxes	489	714	2,329
Telephone	(1,395)	1,969	97,721
Transplant Supplies	-	-	32,961
Travel & Entertainment	13,166	8,668	830,752
Utilities	-	-	151
Interest Income	-	(2)	(5,584)
Interest Expense	154,995	45,763	634,569
Total Expenses	$ 3,092,598	$ 1,407,208	$ 25,051,699

Net Income (Deficit)	$ (3,092,598)	$ (1,407,208)	$ (25,051,699)

Net loss per share - basic and diluted	$ -	$ -	$ -

Weighted average number of shares outstanding during the period - basic and diluted	18,616,084	18,564,253	18,616,084

Allezoe Medical Holdings, Inc. and Subsidiaries
Statements of Cash Flows
Unaudited

	August 31, 2010	August 31, 2009	For the Period from August 16, 1999 (Inception) to August 31, 2010
CASH FLOWS FROM OEPRATING ACTIVITIES:
Net Income	$ (3,092,598)	$ (1,407,208)	$ (25,051,699)
Adjustments to reconcile net income to net cash
used in operating activities:
Services paid with common stock	-	-	-
Services paid with warrants	1,951,321	1,510,667	10,316,970
Changes in assets and liabilities
Increase (Decrease) in prepaid expenses	3,500	-	(6,181)
Increase (Decrease) accounts payable	38,292	(185,819)	289,316
Increase (Decrease) in notes payable	136,462	471,754	1,503,490
Increase (Decrease) in accrued liabilities	873,744	(415,602)	1,608,639
Net Cash Provided By Operating Activities	(89,280)	(26,208)	(11,339,465)

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) Decrease in fixed assets			(78,900)
Increase (Decrease) in depreciation	6,436	7,107	73,233
(Increase) Decrease in patents	(48,822)	(26,293)	(320,551)
Net Cash Provided by Investing Activities	(42,385)	(19,186)	(326,218)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	149,787	21,120	11,683,330
Net Cash Provided by Financing Activities	149,787	21,120	11,683,330

Net Increase in Cash	18,123	(24,274)	17,647

Cash and cash equivalents, beginning of period	(476)	23,798	-

Cash and cash equivalents, end of period	$ 17,647	$ (476)	$ 17,647